Exhibit 32

Certification of Chief Executive Officer and Chief Financial Officer

of

Berger Holdings, Ltd. (the “Company”)

We, Joseph F. Weiderman and Francis E. Wellock, Jr., certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

•	the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2003 (the “Report”) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and

•	the information contained in the Report presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 14, 2003	By:	/s/ Joseph F. Weiderman
Joseph F. Weiderman
Chief Executive Officer

	By:	/s/ Francis E. Wellock, Jr.
Francis E. Wellock, Jr.
Chief Financial Officer